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                                                                    Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Alliance Gaming Corporation

We consent to incorporation by reference in the registration statements (Nos. 33-45811, 33-45810, 333-25515, 333-20685, 333-10011 and 333-34077) on Forms S-3
and S-8 of Alliance Gaming Corporation of our report dated August 11, 1999, relating to the consolidated balance sheet of Alliance Gaming Corporation and Subsidiaries as of June 30, 1999 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the two-year period ended June 30, 1999, which report appears in the June 30, 2000 annual report on Form 10-K of Alliance Gaming Corporation.




                                                     KPMG LLP



Phoenix, Arizona
September 25, 2000